22nd

Prince William Sharla Ann Cook driver_license 2 2 02/28/2025 7910327 Teneisha Monae McRoy Teneisha Monae McRoy06/22/2021 VIRGINIA POA 06/22/2021 N/A Sharla Ann Cook CFO Better Choice Company Inc.